UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GLOBAL CLEAN ENERGY HOLDINGS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBAL CLEAN ENERGY HOLDINGS, INC.

2790 Skypark Drive, Suite 105

Torrance, California 90505

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2021

Notice is hereby given that an Annual Meeting of Stockholders of Global Clean Energy Holdings, Inc. (“Annual Meeting”), will be held at Global Clean Energy Holdings, Inc.’s refinery at 6451 Rosedale Highway, Bakersfield, California 93308, beginning at 10:00 A.M. local time on Wednesday, November 17, 2021, for the purpose of considering and voting:

•	to elect five (5) individuals to our Board of Directors;

•	to conduct an advisory vote to approve our named executive officers’ compensation;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accountant for the fiscal year ending December 31, 2021; and

•	to transact any other business as may properly come before the meeting or at any adjournment thereof.

We have fixed the close of business on September 27, 2021, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only our stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

On or before October 6, 2021, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement, our Annual Report for the fiscal year ended December 31, 2020 (the “Annual Report”), and how to vote online. The Notice also contains instructions on how you can elect to receive a printed copy of the proxy statement and Annual Report.

By Order of the Board of Directors,

RICHARD PALMER
Chief Executive Officer

Los Angeles, California

October 6, 2021

We intend to hold the Annual Meeting in person. However, we are actively monitoring COVID-19 as part of our effort to maintain a healthy and safe environment at the Annual Meeting. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, details on how to participate will be issued by press release, posted on our website, and filed with the Securities and Exchange Commission as additional proxy material. If you plan to attend the Annual Meeting in person, please indicate so on the voting website or send an email to ShareholderMtg@gceholdings.com. If you plan to attend the Annual Meeting in person, we encourage you to review guidance from public health authorities and to contact us at ShareholderMtg@gceholdings.com regarding any health protection policies we may be required to implement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on NOVEMBER 17, 2021:

The Company’s proxy statement, proxy card and Annual Report are available at the following website: www.colonialstock.com/GlobalCleanEnergy2021.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY/VOTING INSTRUCTION CARD. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT AND ATTACHED PROXY/VOTING INSTRUCTION CARD.

INTRODUCTORY STATEMENT

Note: On March 26, 2021, Global Clean Energy Holdings, Inc. effected a one-for-ten reverse stock split. Since the reverse stock split occurred after the end of fiscal year for which share based information is provided in this Proxy Statement, the number of shares and the exercise prices listed in this Proxy Statement have been retro-actively adjusted to reflect the stock split.

i

GLOBAL CLEAN ENERGY HOLDINGS, INC.

2790 Skypark Drive, Suite 105

Torrance, California 90505

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on November 17, 2021

The Annual Meeting

This proxy statement is being furnished to the stockholders of Global Clean Energy Holdings, Inc., a Delaware corporation (“we,” “our” or the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting to be held at our refinery located at 6451 Rosedale Highway, Bakersfield, California 93308, beginning at 10:00 A.M. local time on Wednesday, November 17, 2021, for the purpose of considering and voting:

•	to elect five individuals to our Board of Directors;

•	to conduct an advisory vote to approve our named executive officer compensation;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accountant for the fiscal year ending December 31, 2021; and

•	to transact any other business as may properly come before the meeting or at any adjournment thereof.

Notice of Internet Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report was first being mailed on or before October 6, 2021, to all stockholders entitled to vote at the Annual Meeting.

•	IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: This proxy statement, the accompanying proxy card or voting instruction card and our 2021 Annual Report are also available at www.colonialstock.com/GlobalCleanEnergy2021.

The Notice also contains instructions on how you can elect to receive a printed copy of the proxy statement and Annual Report. The Annual Report is not to be considered part of the soliciting materials. If you received paper copies of these proxy materials, included with such materials is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you received the Notice, it contains instructions on how to access and review the proxy materials online, how to obtain a paper or electronic copy of such materials, as well as instructions on how to vote at the Annual Meeting, over the Internet or by mail.

Record Date; Shares Entitled to Vote; Vote Required To Approve The Proposals

The Board has fixed the close of business on September 27, 2021, the Record Date, as the date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 40,063,068 shares of our Common Stock, $0.001 par value per share (“Common Stock”) were issued and outstanding, representing all of the outstanding shares of our capital stock. Each outstanding share of Common Stock is entitled to one vote on each proposal submitted to vote at the Annual Meeting.

A majority of the issued and outstanding shares entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite number of shares are represented in person or by proxy. Broker “non-votes” and abstentions will be counted towards a quorum at the Annual Meeting but will not count as votes for or against Proposal I, Proposal II or Proposal III. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is present, the proposals presented in this proxy statement will be approved by the following votes:

•	The five nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to our Board of Directors.

•	The approval of our named executive officers' compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on that proposal. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

•	The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accountant for the fiscal year ending December 31, 2021, will require the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter. Shares voted to abstain are included in the number of shares present or represented and voting. Brokers are entitled to vote on this matter without direction from you, and therefore are included in the number of affirmative votes required to achieve a majority.

Solicitation, Voting and Revocation of Proxies

This solicitation of proxies is being made by our Board, and we will pay the entire cost of preparing and distributing these proxy materials. In addition to the distribution of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by directors, officers and employees of our company, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses, if any, for forwarding proxy and solicitation materials to our stockholders.

Shares of our Common Stock represented by a proxy properly signed and received at or prior to the Annual Meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without any voting instructions, shares of our Common Stock represented by the proxy will be voted “FOR” the proposals described in this proxy statement and for annual future advisory votes on named executive officer compensation, and in the proxy holder’s judgment as to any other matter which may properly come before the Annual Meeting, including any adjournment or postponement thereof. A stockholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to the Company, at or prior to the Annual Meeting, a written notice revoking the proxy; (ii) delivering to the Company, at or prior to the Annual Meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of a proxy should be addressed to:

Global Clean Energy Holdings, Inc.

2790 Skypark Drive, Suite 105

Torrance, California 90505

Attention: Corporate Secretary

Our Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than consideration of the proposals described herein.

QUESTION AND ANSWER SUMMARY ABOUT THE Annual Meeting

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Q:	WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A:	You are receiving this proxy statement in connection with the annual meeting of stockholders called by our Board with respect to soliciting stockholder votes for the purpose of (i) electing five (5) directors to our Board of Directors; (ii) approving, by non-binding advisory vote, the compensation of our named executive officers, (iii) ratifying the appointment of Grant Thornton LLP as our independent registered public accountant for the fiscal year ending December 31, 2021; in each case, as more fully described in this proxy statement. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, and certain other required information.

Q:	DO I HAVE CUMULATIVE VOTING RIGHTS IN CONNECTION WITH THE ELECTION OF DIRECTORS AT THE ANNUAL MEETING?

A:	No. Our current Certificate of Incorporation and Bylaws do not provide for cumulative voting in connection with the election of directors to our Board.

Q:	DOES OUR BOARD OF DIRECTORS RECOMMEND VOTING “FOR” THE PROPOSALS?

A:	Yes. Our Board of Directors unanimously recommends that our stockholders vote “FOR” each of Proposal I, Proposal II and Proposal III.

Q:	HOW DO I VOTE?

A;	If you are a stockholder of record, there are four ways to vote:

•	By Internet — You may submit your proxy from any location in the world by following the internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail — You may vote by mail by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

•	In Person — You may vote by written ballot at the Annual Meeting if you are a stockholder of record. If you choose to do so, please bring proof of your identity to the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. If you wish to attend the Annual Meeting and vote in person the shares held in your brokerage account name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described above so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. If you plan to attend the Annual Meeting in person, please either mark the appropriate box on the voting website, or send an email to ShareholderMtg@gceholdings.com.

Q:	CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A:	Yes. If you are a stockholder of record, you may change your vote at any time before the polls close at the meeting. You may do this by (i) delivering to the Company, at or prior to the Annual Meeting, a written notice revoking the proxy; (ii) delivering to the Company, at or prior to the Annual Meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee.

Q.	HOW MAY I REQUEST A SINGLE SET OF PROXY MATERIALS FOR MY HOUSEHOLD?

A:	If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write to us to request delivery of a single copy of these materials. Written requests should be made to Global Clean Energy Holdings, Inc., Attention: Corporate Secretary, 2790 Skypark Drive, Suite 105, Torrance, California 90505. Stockholders who beneficially own shares of our Common Stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q.	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q.	WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q.	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Company management.

Q.	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:	Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing and distributing these proxy materials. In addition to the distribution of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

Q:	WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR TO NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than June 6, 2022, which is 120 days prior to the first anniversary of the mailing date of this proxy. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to Global Clean Energy Holdings, Inc., Attention: Corporate Secretary, 2790 Skypark Drive, Suite 105, Torrance, California 90505.

Q.	HOW MAY I OBTAIN A COPY OF THE BYLAW PROVISIONS REGARDING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS?

A:	A copy of the full text of the bylaw provisions regarding notice procedure for stockholders who wish to present certain matters before an Annual Meeting of Stockholders, including nominations for the election of directors, may be obtained by writing to our Corporate Secretary. In addition, this and other information about our Company may be obtained at the web site maintained by the U.S. Securities and Exchange Commission (“SEC”) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

PROPOSAL I – ELECTION OF DIRECTORS

Pursuant to our Bylaws, our Board has fixed the number of our directors at five, and there are currently five individuals serving on our Board. The Board proposes that the following five (5) nominees, all five of whom currently serve on the Board, be elected as directors to serve for a term ending on the date of the next annual meeting of stockholders following the date such persons are initially elected as directors, and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. We have determined that David R. Walker, Phyllis E. Currie, Susan L. Anhalt and Martin Wenzel are non-employee directors and are “independent” as defined under The Nasdaq Stock Market’s listing standards (see “Director Independence” below). The affirmative vote of a plurality of the shares cast at the Annual Meeting is required to elect the five nominees. The following is information concerning the nominees for election as directors:

Director Nominees

Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, and their ages as of October 6, 2021.

Name	Age	Position
David R. Walker	76	Chairman of the Board
Richard Palmer	61	President, Chief Executive Officer and Director
Martin Wenzel	63	Director
Phyllis E. Currie	74	Director
Susan L. Anhalt	51	Director

David R. Walker

David R. Walker joined the Board of Directors in May 1996 and was appointed Chairman of the Board of Directors in May 1998. He served as Chairman of the Audit Committee from 2001 to 2021. Mr. Walker has been retired since July 2016. From 1976 until his retirement in July 2016, Mr. Walker was the General Manager of Sunheaven Farms, the largest onion growing and packing entity in the State of Washington. In the capacity of General Manager, Mr. Walker performed the functions of a traditional chief financial officer. Mr. Walker holds a Bachelor of Arts degree in economics from Brigham Young University with minors in accounting and finance.

The Board believes that Mr. Walker’s experience regarding the operation and management of large-scale agricultural farms and his experience as a financial officer are valuable resources to our Board in formulating business strategy, addressing business opportunities and resolving operational issues that arise from time to time.

Richard Palmer

Richard Palmer was appointed as our President and Chief Operating Officer in September 2007 and has been a member of the Board of Directors since September 2007. Mr. Palmer became our Chief Executive Officer in December 2007. Prior to joining the Company in 2007, Mr. Palmer was a co-founder of Mobius Risk Group, LLC, an energy risk advisory services consulting company that was formed in January 2002 and was a principal and Executive Vice President of that consulting company until September 2007. From 1997 to 2002, Mr. Palmer was a Senior Director at Enron Energy Services. Prior thereto, from 1995 to 1996 Mr. Palmer was a Vice President of Bentley Engineering, and a Senior Vice President of Southland Industries from 1993 to 1996. Mr. Palmer received his designation as a Certified Energy Manager in 1999, holds two Business Management Certificates from University of Southern California’s Business School, and is an active member of both the American Society of Plant Biologists, and the Union of Concerned Scientists. Mr. Palmer is Trustee & President of the Center for Sustainable Energy Farming (CFSEF), a non-profit research institute dedicated to sustainable communities, fueled by socially-responsible clean energy. In February 2013, Mr. Palmer joined the Roundtable on Sustainable Biofuels (RSB) Services Foundation's Board of Directors and held the Chairman role from April until December 2013. RSB Services acted as the implementing entity of the RSB sustainability certification until December 2013.

Over the last 28 years, Mr. Palmer has held senior level management positions with a number of large engineering, development, operations and construction companies, and, as a result, he has garnered a wealth of experience in the energy field. Mr. Palmer’s experience is important to the development and execution of the Company’s business plan. Mr. Palmer is the only member of management who serves as a director of the Company.

Martin Wenzel

Martin Wenzel was appointed to the Board of Directors on May 7, 2020. Mr. Wenzel previously served on the Board from April 2010 until the end of 2014. Until his appointment as a director, Mr. Wenzel served as an advisor to the Board pursuant to that certain Board Advisor Agreement, dated June 21, 2019.

Mr. Wenzel has been the President of Javaman LLC, an energy consultancy practice since June 2019. He served as an Executive Vice President for Heorot Power Holdings from June 2016 to March 2021. Prior to joining Heorot Power Holdings, Mr. Wenzel served as Executive Vice President for Beowulf Energy from July 2012 to June 2016. Prior to his work at Beowulf, he was the President and Chief Executive Officer for Colorado Energy Management (2007-2012.) Mr. Wenzel was the Senior Vice President (Sales and Marketing) of Miasole Inc., a producer of solar cell products. Mr. Wenzel was President and Chief Executive Officer of Alpha Energy LLC from 2001-2004. He currently is a member of the Board of the Directors for ION Clean Energy, a carbon capture technology company based in Colorado. Mr. Wenzel holds an Executive MBA from Columbia Business School, a Master's Degree in Systems Management from the University of Southern California, and a Bachelor’s degree in Engineering and Management from the U.S. Naval Academy.

Mr. Wenzel was chosen to serve as a director on the Board because of his extensive background in the energy industry, including over 30 years of developing, financing, constructing and operating energy projects and marketing energy commodities in the U.S. and internationally.

Phyllis E. Currie

Phyllis E. Currie was appointed to the Board of Directors on July 23, 2021, as an additional independent director. Ms. Currie serves as Chair of the Board’s Audit Committee and as a member of the Board’s Compensation Committee.

Ms. Currie has been the Chair of the Board of Midcontinent Independent System Operator, which operates an energy market and manages transmission assets in 15 U.S. states and one Canadian province, since January 2019, having been a member of the board since January 2016. She chaired the Audit and Finance Committee from 2016 through 2018; and remains a member of the Audit and Finance Committee, as well as the Markets, System Planning and Human Relations Committees. She is also an executive consultant for Hometown Connections, Inc., providing strategic planning, organization assessments and training for California municipal utilities.

Prior to her current positions, Ms. Currie served as General Manager of the Pasadena, California Water and Power Department (PWP) from 2001 to 2015. Before joining PWP, Ms. Currie spent three decades serving the City of Los Angeles, holding positions such as Chief Financial Officer of the Los Angeles Department of Water and Power and Assistant City Administrative Officer. Ms. Currie holds a Bachelor of Arts degree in political science and an MBA from the University of California at Los Angeles. Ms. Currie also attended the Program for Senior Executives in State and Local Governments from the Kennedy School of Government at Harvard University.

Our Board of Directors believes that Ms. Currie is highly qualified to serve as a member of the Board of Directors because of her extensive experience in the energy industry, including her service in senior management roles.

Susan L. Anhalt

Susan L. Anhalt was appointed to the Board of Directors on July 23, 2021, as an additional independent director. Ms. Anhalt serves as a member of the Board’s Nominating and Governance Committee and as a member of the Board’s Audit Committee.

Ms. Anhalt is the founding attorney of SLAE Inc., a law firm serving technology start-up and growth companies since 2018. Prior to launching SLAE Inc., Ms. Anhalt was the Chief Legal Officer of The Search Agency, a digital marketing company, and served in that role from 2015 to 2019. Prior to The Search Agency, Ms. Anhalt was General Counsel of The TLP Group, a coalition of technology-based enterprises dedicated to the development, management and commercialization of proprietary technologies, from 2006 to 2014. During that time, Ms. Anhalt was also VP, Law of one of The TLP Group’s affiliated companies, that filed a Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code in 2013.

Prior to The TLP Group, Ms. Anhalt served as SVP, Assistant General Counsel of United Online, Inc. (NASDAQ: UNTD) after beginning her career at the law firm of Latham & Watkins in Los Angeles. Ms. Anhalt holds a J.D. from the Indiana University Maurer School of Law and a B.A. in political science from Stanford University.

Our Board of Directors believes that Ms. Anhalt is highly qualified to serve as a member of the Board of Directors because of her legal and business background and education, her experience representing early stage and high-growth companies.

Director Independence

Our Common Stock is quoted on the OTCQX Best Market under the symbol “GCEH.” The OTCQX is an electronic trading platform that does not maintain any standards regarding the “independence” of the directors on our Board, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

In the absence of such requirements, we have elected to use the definition for “director independence” under The Nasdaq Stock Market’s listing standards, which defines an “independent director” as “a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that, among others, employment by us (or any parent or subsidiary of ours) at any time during the past three years, or the acceptance of compensation as a consultant in excess of $120,000 during any twelve-month period in the past three years, are considered a bar to independence regardless of the determination of our Board (options received for services are valued at the time of grant).

Our Board has determined that Mr. Walker, Ms. Currie, Mr. Wenzel and Ms. Anhalt currently are our independent directors as defined in The Nasdaq Stock Market rules relating to director independence, but that Mr. Wenzel does not meet the additional independence requirements for audit committee members.

Management

Richard Palmer

Richard Palmer has served as our President and Chief Executive Officer since 2007. See, “Proposal No. 1: Election of Directors-Director Nominees,” above

Noah Verleun

Noah Verleun was appointed as the Company’s Senior Vice President in January 2019, and as our Executive Vice President of Development & Regulatory Affairs in May 2020. He has held various roles across the organization since 2010. Prior to joining the Company, Mr. Verleun worked for JP Morgan PWM, Rockefeller University in its office of investments and OC&C Strategy Consultants in London. He received a Bachelor of Science degree in Economics and a Master of Public Policy degree from the University of Southern California.

Ralph Goehring

Ralph Goehring joined the Company on May 20, 2020, and was appointed as GCEH’s Vice President-Finance and Chief Financial Officer on July 10, 2020. From 2010 until his appointment to GCEH, Mr. Goehring was the Chief Executive Officer and majority owner of SandDollar Financial LLC, a company that provided accounting and financial reporting services to energy related firms.  From 1987 until 2008, Mr. Goehring worked at Berry Petroleum Company, first as Manager of Tax (1987-1992), and thereafter as Chief Financial Officer (1992-2008). Prior to joining Berry Petroleum Company, Mr. Goehring was a Senior Tax Accountant at Arthur Andersen & Co. Mr. Goehring is a CPA (inactive) and holds a Bachelor of Business Administration degree from the University of California, Berkeley.

Jerald Feitelson, Ph.D.

Dr. Feitelson was appointed as GCEH’s Vice President-Chief Scientific Officer concurrently with GCEH’s acquisition of Agribody Technologies, Inc. on April 15, 2021. Until its acquisition, Dr. Feitelson was the Chief Executive Officer of Agribody Technologies, Inc., an agricultural biotechnology company that he co-founded in August 2015. Dr. Feitelson previously served as GCEH’s Chief Scientific Officer from April 2011 to December 2016. Prior to joining GCEH, from 2005 until 2011, he held various positions at Beckman Coulter, Inc., a biomedical company, including Manager of Business Development and IP & Alliances Manager. Prior thereto, Dr. Feitelson also was VP of Technology and Business Development at GenWay Biotech, Inc., a Research Director at Akkadix Corporation, and Senior Research Scientist at Mycogen Corporation. He also previously was a Senior Research Microbiologist at American Cyanamid and Adjunct Professor at Rutgers University. Dr. Feitelson earned a B.S. in Life Sciences at the Massachusetts Institute of Technology (MIT), a Ph.D. in Genetics at Stanford University School of Medicine, and an NIH postdoctoral research fellowship at the John Innes Institute, Norwich, UK.

Board of Director Meetings

All members of the Board of Directors hold office until the next annual meeting of stockholders or the election and qualification of their successors. During the fiscal year ended December 31, 2020, the Board of Directors held bi-weekly meetings, of which nine were formal meetings. Each director who was in office at that time attended all of such meetings of the Board of Directors. The Audit Committee held two meetings at which it took formal action during the fiscal year ended December 31, 2020.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by Board members at the annual meeting of stockholders, directors are strongly encouraged to attend annual meetings of stockholders. Unless they are unable to do so because of travel and health restrictions, all of our current directors (and nominees) are expected to attend the Annual Meeting.

Board Committees

During fiscal 2020, the Board of Directors maintained only one committee, the Audit Committee. However, in July 2021 the Board established the Compensation Committee and the Nominating and Corporate Governance Committee, and therefore now has three committees.

The Audit Committee meets periodically with the Company’s management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the consolidated financial statements. The Audit Committee also hires the independent registered public accounting firm, and receives and considers the accountant’s comments as to controls, adequacy of staff and management performance and procedures. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest and to conduct internal investigations into whistleblower complaints. During fiscal 2020, the Audit Committee was composed of one director, Mr. Walker. Following their appointment to the Board in July 2021, Ms. Currie and Ms. Anhalt were appointed to the Audit Committee. Accordingly, Ms. Currie (Chair), Mr. Walker, and Ms. Anhalt currently serve as the three members of the Audit Committee. Each of the current members of the Audit Committee is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. In addition, each of the members of the Audit Committee has knowledge of financial matters, and Ms. Currie is an “audit committee financial expert”.

Our Board established the Compensation Committee in July 2021 and appointed Mr. Walker (Chair), Mr. Wenzel, and Ms. Currie as the three members of that committee. Each of three members of the committee is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. Although Mr. Wenzel received stock options in June 2019 valued at $28,950 for providing advisory services that he provided to the Board, the Board has determined that that option grant does not interfere with his independent judgment and that Mr. Wenzel’s appointment to the Compensation Committee is in the stockholders’ best interests. The Compensation Committee is responsible for considering and recommending to the Board the compensation arrangements for senior management. As part of its other responsibilities, the Compensation Committee provides general oversight of our compensation structure, and, if deemed necessary, has the authority to retain, and approve the terms of the retention of compensation consultants and other compensation experts. Other duties and responsibilities of the Compensation Committee include reviewing the performance of executive officers; reviewing and approving objectives relevant to executive officer compensation; recommending equity-based and incentive compensation plans; and recommending compensation policies and practices for service on our Board of Directors and its committees and for the Chairman of our Board of Directors.

The Nominating and Corporate Governance Committee is responsible for developing and recommending corporate governance guidelines to the Board, identifying qualified individuals to become directors, recommending selected nominees to serve on the Board, and overseeing the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee currently consists of Mr. Wenzel (Chair) and Ms. Anhalt, each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Nominating and Corporate Governance Committee also reviews the qualifications of director nominations submitted by stockholders of the Company, subject to the stockholders having followed procedures established under the Company’s bylaws (See the discussion under “STOCKHOLDER PROPOSALS” beginning on page 26 of this proxy statement).

Nominees for election to the Board are proposed by the Nominating and Corporate Governance Committee and formally nominated by our Board of Directors. In identifying and evaluating individuals qualified to become Board members, our directors consider such factors as they deem appropriate to assist in developing a Board of Directors that is diverse in nature and comprised of experienced and seasoned advisors. Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, our Board believes that membership should reflect diversity in its broadest sense but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Board does consider a candidate’s experience, education, industry knowledge and history with the Company, and differences of viewpoint when evaluating his or her qualifications for election to the Board. In evaluating such candidates, the Board seeks to achieve a balance of knowledge, experience and capability in its composition.

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each operate pursuant to a written charter, which charters are available on our website at www.gceholdings.com.

Certain Relationships and Related Transactions

From 2010 to 2018, Mr. Palmer deferred more than $1.7 million of his salary and annual bonus payable to him under his employment agreement with the Company. On October 16, 2018, Mr. Palmer entered into a new employment agreement with the Company. Concurrently with the execution of the new employment agreement, because of the Company’s financial condition, Mr. Palmer agreed to defer $1 million of his accrued salary and bonus for an additional two years. In order to evidence the foregoing deferral, the Company and Mr. Palmer entered into a $1 million convertible promissory note. Mr. Palmer’s convertible note accrues simple interest on the outstanding principal balance of the note at the annual rate of five percent (5%) and matured and became due and payable on October 15, 2020. Under the convertible promissory note, Mr. Palmer has the right, exercisable at any time until the convertible promissory note is fully paid, to convert all or any portion of the outstanding principal balance and accrued and unpaid interest into shares of Common Stock at an exercise price of $0.154 per share.

Martin Wenzel was appointed to the Board of Directors on May 7, 2020. Until his appointment as a director, Mr. Wenzel served as an advisor to the Board pursuant to that certain Board Advisor Agreement, dated June 21, 2019. Under the Board Advisor Agreement, Mr. Wenzel was granted a five-year non-qualified stock option to purchase 50,000 shares for providing advisory services, and a second non-qualified stock option that automatically vested upon Mr. Wenzel’s appointment to the Board. The foregoing two options have an exercise price of $0.80 per share.

On April 15, 2021, the Company acquired 100% of the outstanding equity of Agribody Technologies, Inc., a private agricultural biotechnology company, in an all-stock transaction for a total value of approximately $5 million. As consideration for the acquisition of Agribody Technologies, Inc., the Company issued 830,526 shares at an approximate value of $6.02 per share. Jerald Feitelson was the founder, Chief Executive Officer and a principal stockholder of Agribody Technologies, Inc. In connection with the acquisition, Mr. Feitelson received 209,225 shares of Common Stock. Mr. Feitelson was appointed as our Vice President-Chief Scientific Officer concurrently with the acquisition of Agribody Technologies, Inc.

Communications with the Board of Directors

Stockholders may communicate directly with the Board by writing to them at Board of Directors, c/o Corporate Secretary, Global Clean Energy Holdings, Inc., 2790 Skypark Drive, Suite 105, Torrance, California 90505. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to Mr. Walker, currently the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our principal executive officers, principal financial officer or controller, or persons performing similar functions (“Code of Ethics”). A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to: Secretary, Global Clean Energy Holdings, Inc. 2790 Skypark Drive, Suite 105 Torrance, California 90505. Our Code of Ethics is also available under the “Company” section of our website at www.gceholdings.com.

Commitment to Corporate Responsibility

We are committed to creating long-term stakeholder value through the implementation of ethical, social, energy and environmentally sustainable based initiatives throughout our operations, including our agronomy operations at Sustainable Oils, Inc. and our biorefinery at Bakersfield Renewable Fuels, LLC. Our commitment begins with programs at our Bakersfield biorefinery, and carries through to our focus sustainable farming, processing, refining and transportation practices and policies at the Camelina farms. For example, we continually work to minimize the amount of energy and water used in our operations while maximizing our positive impact on the environment and the local community. Our sustainable agriculture and renewable fuel production integrate the “triple bottom line” accounting concept that environmental and social stewardship, and financial profitability are inseparable in order for an organization to be successful.

Sustainability also relies on the principle that we will not sacrifice our future for short term benefits. We maintain this policy through responsible stewardship of natural and human resources. Stewardship of human resources includes considering social responsibilities such as working and living conditions of employees and their community, community health and safety and long-term quality of life. Stewardship of land and natural resources includes considering the impact of our farming practices on the environment, and benefits of our biofuel production that relies on non-food feedstocks that don’t reduce food production.

The drive to zero environmental and social impacts is our philosophical and operational goal made possible through innovative technologies, energy management, fuel switching, renewables sustainable practices, co-location of facilities and continued feedstock research and development. We are committed to delivering on the biofuels promise of energy and environmental sustainability. Our mandate is to deliver the lowest life cycle carbon intensive fuel products into the market by focusing on plant genetics, selection, growing, transportation, production, distribution, and end-use processes. Since each step in the renewable fuel’s life cycle creates its own carbon footprint, we are diligent and surgical in our approach to greenhouse gas reduction strategies throughout the complete supply chain.

We at Global Clean Energy Holdings, Inc. are fully committed to maintaining corporate sustainable policies and practices for all stakeholders. Through commitment, practice, and education our goal is to improve the sustainability and efficiency in all aspects of the business. For us, sustainability is not just good business, it is the right thing to do.

Environmental Factors. As we near the completion of the construction of our biofuels refinery and expand our Camelina feedstock agricultural operations, we have increased our initiatives that will reduce our own carbon footprint, increase the production of our low-carbon renewable fuels for use by our customers, and reduce the environmental impact of fossil fuels.

Social Factors.

•	Nonfood feedstock: Unlike other producers of renewable fuels, our primary feedstock that will be used at our biorefinery will be provided from our patented, non-food Camelina crop. By using a non-food crop we don’t displace farm acreage that otherwise would be used for the production of food crops.

•	Safety: We continue to pursue our objective of an injury-free workplace and are proud of our safety culture.

•	Employee health and welfare: In response to the COVID-19 pandemic, we prioritized employee safety by implementing risk mitigation policies. We have taken proactive, aggressive action throughout the COVID-19 pandemic to protect the health and safety of our employees. We provide our employees with competitive salaries and bonuses and opportunities for equity ownership. In addition to salaries, employee benefit plans include potential annual discretionary bonuses, stock option awards, a 401(k) plan, healthcare and insurance benefits, among other benefits. We may take further actions, in compliance with all appropriate government regulations, that we determine to be in the best interest of our employees.

Diversity and Inclusion. We strive to invest in and create ongoing opportunities for employee development in a diverse and inclusive environment in which each team member plays a unique and vital role. We currently have two female directors, one of whom is African American. We believe that a diverse workforce not only will positively impact our operations, but will also cultivate an essential pipeline of experienced leaders for management.

Ethics and Corporate Governance. We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) be truthful and honest both internally and in our business dealings with each other, and (ii) make all decisions responsibly, constructively and equitably without bias as to race, color creed, religion, national origin, sex, marital status, age, or membership in any other protected class or receipt of public assistance.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and officers and persons who beneficially own more than 10% of a class of our equity securities registered under Section 12 of the Exchange Act with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC and written representations that no other reports were required, all reports required by Section 16(a) applicable to our executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during 2020, except for the following: Ralph Goehring failed to timely file a Form 3 upon his appointment as the Company’s Chief Financial Officer, and Noah Verleun failed to timely file a Form 3 upon his appointment as an executive officer of the Company, and thereafter failed to file a Form 4 upon the exercise of certain options for the purchase of shares of Common Stock.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a formal policy on whether the positions of Chairman of the Board and Chief Executive Officer are to be held by the same person. However, our Board believes it is important to select the Company’s Chairman and Chief Executive Officer in the manner it considers in the best interests of the Company at any given time. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals, as determined by our Board based on circumstances then in existence. Currently, two individuals occupy these positions: David Walker serves as the Chairman of the Board, and Richard Palmer serves as the Company’s Chief Executive Officer.

Our Board believes that the separation of the offices of Chairman of the Board and Chief Executive Officer at this time enhances Board independence and oversight. Moreover, since we are a relatively small participant in the energy agri-business, the current bifurcation of these positions enables our Chief Executive Officer to better focus on more managerial responsibilities, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. We believe that this leadership structure has to date been acceptable.

Management is responsible for the day-to-day management of risks the Company faces, while the Board plays an important role in overseeing the identification, assessment and mitigation of such risks. The oversight of financial risk management lies primarily with the Board’s Audit Committee, which is empowered to appoint and oversee our independent auditors, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management and our Board of Directors. However, because of the size of the Board of Directors and the Audit Committee, the Company’s risk mitigation efforts have to date been overseen by the entire Board. In fulfilling its risk oversight responsibility, the Board consults with management and third parties to evaluate and, when appropriate, modify our risk management strategies.

Director Compensation

Pursuant to Company’s director compensation policy for 2020, each non-employee director was entitled to annual compensation of $24,000 in cash and options to purchase 50,000 shares for serving on the Board of Directors. Directors who are employed by the Company as officers or employees are not entitled to any compensation for serving on the Board of Directors. David R. Walker, the Chairman of the Board and a member of the Audit Committee and Martin Wenzel were our only non-employee directors in 2020. Until his appointment as a director on May 7, 2020, Mr. Wenzel served as an advisor to the Board pursuant to a 2019 Board Advisor Agreement. Under the Board Advisor Agreement, Mr. Wenzel was granted two five-year non-qualified stock options to purchase 50,000 shares at an exercise price of $0.80 per share. One of the options automatically vested upon Mr. Wenzel’s appointment to the Board. Richard Palmer, who has served as a director and as our President and Chief Executive Officer in 2020, was not compensated for his services as a director; his compensation as an officer is described below in the Summary Compensation Table.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2020

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)(2)		All Other Compensation	Total
David R. Walker	2020	$24,000	—	$22,065		—	$46,065
	2019	$24,000	—	$23,427		—	$47,427
Martin Wenzel	2020	$15,550		$22,065	(3)	—	$37,615
Total		$63,550		$67,557			$131,107

(1)	This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For assumptions used in determining grant date fair market value, refer to Note G of Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2020, as filed with the SEC on April 13, 2021. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(2)	Pursuant to the Company’s director compensation, each non-employee director was entitled to an annual grant of options to acquire 50,000 shares in 2019 and 2020.
(3)	Excludes the five-year non-qualified stock option to purchase 50,000 shares that Mr. Wenzel was granted in 2019 as an advisor to the Board, which option automatically vested upon Mr. Wenzel’s appointment to the Board.

Vote Required and Recommendation of Board of Directors

Our Bylaws provide that directors are elected by a plurality of the votes cast by shares entitled to vote at such election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

Audit Committee Report

The following is the report of our Audit Committee with respect to our audited consolidated financial statements for the fiscal years ended December 31, 2019 and 2020. This report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

During the fiscal year ended December 31, 2020, Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall & Company”) served as our independent registered public accounting firm. In January 2021, Hall & Company merged with and into Macias, Gini & O’Connell, LLC (“MGO”), as a result of which MGO became our independent registered public accounting firm on January 8, 2021. Hall & Company audited our consolidated financial statements for the year ended December 31, 2019, and MGO audited our consolidated financial statements for the year ended December 31, 2020. These consolidated financial statements are included in the Annual Report on Form 10-K that we filed with the SEC on April 13, 2021. Neither Hall & Company nor MGO had any financial interest, direct or indirect, in our Company, and did not have any connection with our Company except in its professional capacity as our independent auditors. As discussed in Proposal No. III below, the Audit Committee has dismissed Hall & Company/MGO as our independent registered public accountants and has appointed Grant Thornton LLP as our independent registered public accountants for the fiscal year ending December 31, 2021.

The Audit Committee provides assistance to our Board of Directors in fulfilling its oversight responsibility to the Company’s stockholders, potential stockholders, the investment community, and others relating to our consolidated financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our consolidated financial statements and the ethics programs when established by our management and our Board of Directors. The Audit Committee has the sole authority (subject to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our consolidated financial statements, the Audit Committee reviewed and discussed with both management and our outside auditors our interim consolidated financial statements and annual audited consolidated financial statements that are included in the Annual Report on Form 10-K that was filed on April 13, 2021. These reviews included discussion with the outside auditors of matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Audit Committee discussed with Hall & Company and MGO, the auditors of our 2019 and 2020 annual consolidated financial statements, respectively, matters relating to their independence, including a review of audit and non-audit fees and the letter and written disclosures made by the auditors to the Audit Committee pursuant to Public Company Accounting Oversight Board (United States) Rule 3526.

Audit and non-audit services to be provided by as our independent registered public accountants are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are compatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

Taking all of these reviews and discussions into account, the Audit Committee in effect at the time that the consolidated financial statements for the fiscal years ended December 31, 2019 and 2020 were prepared recommended to our Board of Directors that our Board of Directors approve the inclusion of our audited consolidated financial statements for the years ended December 31, 2019 and 2020 in our Annual Report on Form 10-K, which was filed with the SEC on April 13, 2021.

Audit Committee

David Walker
Phyllis Currie
Susan Anhalt

PROPOSAL II - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the “Executive Compensation” section of this proxy statement, including the executive compensation tables and accompanying narrative disclosure, as provided on pages 16 to 23 below. Accordingly, we are asking our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Global Clean Energy Holdings, Inc., as disclosed in the 2021 Proxy Statement of Global Clean Energy Holdings, Inc. pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion, hereby is approved.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is advisory in nature and therefore is not binding on us, or our Board of Directors. Our Board of Directors, however, values the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the stockholders’ concerns, and we will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors believes that our executive compensation program aligns well with our philosophy and corporate performance, and that it incentivizes and rewards our leadership for increasing stockholder value, while aligning the interest of our leadership with those of our stockholders on an annual and long-term basis.

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for advisory approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table sets forth compensation for services rendered in all capacities to the Company: (i) for each person who served as the Company’s Chief Executive Officer at any time during the past fiscal year, (ii) for the two most highly compensated executive officers, other than our Chief Executive Officer, who was employed with the Company on December 31, 2020, and who earned over $100,000 during the fiscal year ended December 31, 2020, and (iii) for up to two other executive officers who earned over $100,000 during the December 31, 2020, fiscal year but were no longer employed with the Company on December 31, 2020 (the foregoing executives are herein collectively referred to as the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 12/31	Salary Paid or Accrued ($)		Bonus Paid or Accrued ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Richard Palmer	2020	$332,740		$175,000	—	—	$21,089	$528,829
President and	2019	$300,000		$350,000	—	—	—	$650,000
Chief Executive
Officer

Ralph Goehring	2020	$138,750		—	—	52,694	$25,810	$217,254
Chief Financial Officer (1)

Noah Verleun	2020	$263,397		$155,000	—	—	$18,294	$436,691
Executive Vice	2019	$176,538	(3)	—	—	$245,317	—	$421,855
President

(1)	Mr. Goehring joined the Company on May 20, 2020 and was appointed as the Company’s Chief Financial Officer on July 10, 2020.
(2)	Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. For assumptions used in determining grant date fair market value, refer to Note G of Notes to the Financial Statements included in this Annual Report. The amounts reported for these options may not represent the actual economic values that our Named Executive Officers will realize from these options as the actual value realized will depend on our performance, stock price and their continued employment.
(3)	Mr. Verleun was appointed as the Company’s Senior Vice President in January 2019, and as its Executive Vice President-Development & Regulatory Affairs in May 2020.

Option Grants

Mr. Goehring was granted an option to purchase 100,000 shares of Common Stock under the Company’s 2020 Equity Incentive Plan, which options (i) have an exercise price of $0.932 (equal to the closing market price on the date prior to the first day of Mr. Goehring’s employment with the Company), (ii) have a five-year term, and (iii) vest in twelve equal quarterly installments commencing with the fiscal quarter ending June 30, 2020.

Noah Verleun was promoted and became a Named Executive Officer during the fiscal year ended December 31, 2019. On January 15, 2019, the Company granted Mr. Verleun a five-year non-qualified stock option to purchase 500,000 shares of Common Stock. The foregoing option has an exercise price of $0.20 per share (which price the Board determined was greater than the fair market price of Common Stock on the date of grant). The option was subject to vesting based on the Company achieving certain market capitalization milestones. See, “Executive Compensation—Employment Agreements—Noah Verleun,” below. The Company’s Market Capitalization has exceeded all of the foregoing target levels and, accordingly, Mr. Verleun’s option has fully vested.

In connection with the acquisition of the Company’s Bakersfield refinery, the Board established certain performance milestones for Mr. Verleun. In April 2019, Mr. Verleun met those target milestones and, accordingly, was granted an option on June 21, 2019, to purchase 1,000,000 shares. The foregoing option has a five-year term and an exercise price of $0.165 (the fair market value on the date of grant). One quarter of the option shares vested on the date of grant, and the remaining portion of the option vests monthly over the 36-month period following the date of grant.

Holdings of Previously Awarded Equity

The following table sets forth information as of December 31, 2020, concerning unexercised options, unvested stock and equity incentive plan awards for our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT YEAR ENDED DECEMBER 31, 2020

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Richard Palmer	11,000,000	0		$0.154	10/15/23

Ralph Goehring	25,000	75,000		$0.932	05/18/25

Noah Verleun	5,000,000	0		$0.200	01/14/24
	687,500	312,500		$0.165	04/09/24
	181,964	93,750		$0.035	09/16/23

Employment Agreements

Richard Palmer. On October 16, 2018, the Company and Mr. Palmer entered into an Executive Employment Agreement (the “2018 Employment Agreement”) that replaced his prior 2014 employment agreement. Under the 2018 Employment Agreement, Mr. Palmer agreed to serve as the Company’s President and Chief Executive Officer through October 15, 2023, at an annual base salary of $300,000 per year. Upon the closing of the acquisition of the Company's Bakersfield, California, refinery on May 7, 2020, the Company and Mr. Palmer amended the 2018 Employment Agreement to increase Mr. Palmer’s annual base salary to $350,000, effective immediately. Under the 2018 Employment Agreement, Mr. Palmer is entitled to receive an annual bonus if Mr. Palmer meets certain performance targets. The target annual bonus amount is 50% of Mr. Palmer’s base salary, subject to the Board’s discretion to increase the amount of the bonus or adjust the performance criteria. If Mr. Palmer’s employment is terminated as a result of his death or disability, or by him for “Good Reason” as defined in the 2018 Employment Agreement, in addition to receiving a payment of all outstanding sums due and owing to him at the time of separation, the Company is required to pay Mr. Palmer (or his estate) an amount equal to twelve months of Mr. Palmer’s then-current base salary in the form of salary continuation, plus payment of Mr. Palmer’s and his family’s medical insurance premiums. If Mr. Palmer’s employment is terminated for death or disability, Mr. Palmer or his estate will also be entitled to retain any stock options that have vested as of the date of termination.

Under the 2018 Employment Agreement, the Company granted Mr. Palmer a five-year non-qualified stock option (“Option”) to purchase 11 million shares of Common Stock at an exercise price of $0.154, subject to the Company’s achievement of certain market capitalization goals. Under the Option, Mr. Palmer will vest, and can exercise the Option, with respect to 3,000,000 shares when the Company’s market capitalization first reaches $7 million, another 4,000,000 shares will vest under the Option when the Company’s market capitalization reaches $15 million, and 4,000,000 shares will vest when the Company’s market capitalization first reaches $25 million. The term “market capitalization” is defined in the 2018 Employment Agreement to mean the product of the number of shares of Common Stock issued and outstanding at the time market capitalization is calculated, multiplied by the average closing price of the Common Stock for the 30 consecutive trading days prior to the date of calculation as reported on the principal securities trading system on which the Common Stock is then listed for trading, including the OTC Pink marketplace, the NASDAQ Stock Market, or any other applicable stock exchange.

Noah Verleun. Effective January 15, 2019, the Company entered into a three-year employment agreement with Noah Verleun, the Company’s Executive Vice President, which agreement was amended on May 7, 2020. Under the employment agreement, Mr. Verleun is currently paid an annual base salary of $310,000 and is entitled to receive an annual bonus of up to 50% of his annual base salary if Mr. Verleun meets certain performance targets. In order to be eligible to receive a bonus, Mr. Verleun must be employed by the Company on the last day of the year in which the bonus is earned. If Mr. Verleun’s employment is terminated by him for “Good Reason” as defined in the Verleun Agreement, in addition to receiving a payment of all outstanding sums due and owing to him at the time of separation, the Company is required to pay Mr. Verleun (or his estate) an amount equal to four months of Mr. Verleun’s then-current base salary in the form of salary continuation, plus payment of Mr. Verleun’s and his family’s medical insurance premiums. If Mr. Verleun’s employment is terminated for death or disability, Mr. Verleun or his estate shall be entitled to the same four month’s salary, and he will be entitled to retain any stock options that have vested as of the date of termination.

Under Mr. Verleun’s employment agreement, the Company granted Mr. Verleun a five-year non-qualified stock option to purchase 5 million shares of Common Stock at an exercise price of $0.20, subject to the Company’s achievement of certain market capitalization goals. The foregoing option was scheduled to vest in three tranches when the Company’s market capitalization reached $7 million, $15 million, and $25 million. The Company’s market capitalization has exceeded each of the foregoing levels and, accordingly, Mr. Verleun’s options to purchase the foregoing 5 million shares have fully vested.

Ralph Goehring. On May 20, 2020, the Company hired Ralph Goehring as the Company’s Vice President Finance and Chief Financial Officer. Mr. Goehring is an at-will employee. In addition to his duties as an officer of the Company, Mr. Goehring also will be responsible for financial and accounting matters for Bakersfield Renewable Fuels and the other entities affiliated with Bakersfield Renewable Fuels. Mr. Goehring annual base salary is $225,000 per year. He is also entitled to a discretionary annual bonus, in an amount up to 25% of his annual salary, based on the Company’s performance. Upon joining the Company, Mr. Goehring was granted an incentive stock option to purchase 100,000 shares of Common Stock under the Company’s 2020 Equity Incentive Plan. The foregoing options have an exercise price of $0.932 (the closing trading price on the day prior to the date that his employment commenced), a five-year term, and vest over three years.

Amended & Restated Non-Solicitation and Confidentiality Agreements. In order to fund the Company’s purchase of its Bakersfield, California, refinery in May 2020, the Company entered into various credit and other agreements with certain institutional lenders. In connection with these credit agreements, Mr. Palmer and Mr. Verleun entered into substantially identical Amended & Restated Non-Solicitation and Confidentiality Agreements (the “Non-Solicitation and Confidentiality Agreements”) with subsidiaries of the Company. Under the Non-Solicitation And Confidentiality Agreements, both Mr. Palmer and Mr. Verleun each individually agreed that, during the period that they are employed by the Company or any of the Company’s subsidiaries or affiliates that are involved in the production of renewable diesel, they will not, directly or indirectly, (i) solicit, divert or take away any customers, clients, offtake parties, business acquisition or other business opportunity of the Company related to the production of renewable diesel in the U.S., (ii) contact or solicit (other than through general advertising or solicitations not targeted at the Company’s employees), with respect to hiring, or knowingly hire any employee or consultant of the Company or any person employed or engaged as a service provider by the Company at any time during the 12-month period immediately preceding the termination of their employment, (iii) induce, advise or encourage any employee or consultant of the Company to leave his or employment or engagement with the Company, or (iv) induce any distributor or supplier (including, without limitation, suppliers of feedstocks, consumables, equipment, or construction services), customer, client, or other counterparty of the Company to terminate or modify its relationship with the Company. However, nothing in the Non-Solicitation and Confidentiality Agreements is intended to prevent either Mr. Palmer or Mr. Verleun from engaging in, or otherwise being involved in, the development, production, cultivation, distribution, storage, marketing and sale of renewable fuel feedstocks, including Camelina, or the ownership of an equity or profits interest in any entity engaged in renewable fuel feedstock development, production, cultivation, distribution, storage, marketing and sale.

Under the Non-Solicitation and Confidentiality Agreements, each of Mr. Palmer and Mr. Verleun agreed not make any sale, transfer or other disposition of any equity interests that they may own in the Company or any of its subsidiaries (including any shares of Common Stock or options that they may own) until the Company’s lenders have received a certain cumulative amount of distributions; unless (x) such sale, transfer or disposition is for estate planning purposes to an entity that is and remains in their control or (y) all of the cash proceeds from any such sale, transfer or disposition are used to pay costs and expenses (specifically including amounts needed to purchase any Common Stock in the Company or to cover any resultant tax liabilities) incurred in connection with the exercise of options to purchase such Common Stock in the Company.

Change of Control Arrangements

The Company has no change of control payment agreements in effect.

2020 Equity Incentive Plan

On April 10, 2010, the Company’s Board of Directors adopted the “Global Clean Energy Holdings, Inc. 2020 Equity Incentive Plan” (the “2020 Plan”) pursuant to which the Board of Directors reserved an aggregate of 2,000,000 shares of Common Stock for future issuance. As of September 27, 2021, the Company has issued options to purchase 1,442,822 shares under the 2020 Plan. Except with respect to awards then outstanding, unless sooner terminated, the 2020 Plan will expire on April 9, 2030, and no further awards may be granted after that date.

Types of Awards. The 2020 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards and other stock-based awards. We refer to these stock awards collectively as the stock awards or awards.

Eligibility. Stock awards may be granted under the 2020 Plan to employees (including officers) and consultants of the Company or our affiliates, and to members of our Board of Directors. Pursuant to applicable tax law, we may grant incentive stock options only to our employees (including officers) and employees of our affiliates.

Annual Compensation to Non-Employee Directors; Limitation on Annual Stock Awards to Participants. The 2020 Plan provides that the compensation payable by us to a non-employee director for services performed as a non-employee director, including, without limitation, the grant date value (determined under U.S. generally accepted accounting principles) of awards, cash retainers, committee fees and other compensation, shall not exceed $500,000 in the aggregate during any calendar year. Furthermore, the 2020 Plan provides that a maximum of 100,000 shares of our Common Stock subject to options and other stock awards may be granted to any non-employee director during any calendar year. The 2020 Plan also provides that no officer, employee or consultant may be granted stock awards covering more than 500,000 shares of our Common Stock during any calendar year pursuant to stock options, stock appreciation rights and other stock awards.

Stock Available for Awards. The total number of shares of our Common Stock reserved for issuance under the 2020 Plan will consist of 2,000,000 shares (the “Share Reserve”). The shares of Common Stock subject to stock awards granted under the 2020 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Share Reserve and be available for issuance under the 2020 Plan. However, any shares that are withheld to satisfy tax requirements or that are used to pay the exercise or purchase price of a stock award will not return to the 2020 Plan.

Appropriate adjustments will be made to the Share Reserve, to the limit on the number of shares that may be issued as incentive stock options, to the limit on the number of shares that may be awarded to any one person in any calendar year and to outstanding awards in the event of any change in our Common Stock without the receipt of consideration by the Company through reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, spin-off, split-off, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, other than the conversion of convertible securities.

Repricing. The 2020 Plan expressly provides that, without the approval of our stockholders, the Compensation Committee may not provide for either the cancellation of underwater stock options or stock appreciation rights outstanding under the 2020 Plan in exchange for the grant of new awards, or the amendment of outstanding stock options or stock appreciation rights to reduce their exercise price.

Dividends and Dividend Equivalents. The 2020 Plan provides that (1) no dividends or dividend equivalents may be paid with respect to any shares of our Common Stock subject to an award before the date that such shares have vested, (2) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including, without limitation, any vesting conditions) and (3) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date, if any, such shares are forfeited to or repurchased by us due to a failure to meet any vesting conditions under the terms of the applicable award agreement.

Terms of Options. A stock option is the right to purchase shares of our Common Stock at a fixed exercise price during a specified period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The Board of Directors determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term of the option.

Generally, the exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. Options granted under the 2020 Plan will vest at the rate specified in the option agreement.

The term of an option granted under the 2020 Plan will be determined by the Board of Directors, but may not exceed ten years. The Board of Directors will determine the time period, including the time period following a termination of an optionholder’s continuous service relationship with us or any of our affiliates, during which an optionholder has the right to exercise a vested option. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s continuous service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. Unless otherwise provided in the option agreement, if an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of eighteen months in the event of disability and eighteen months in the event of death. The Board of Directors has discretion to extend the term of any outstanding option and to extend the time period during which a vested option may be exercised following a termination of continuous service. The Board of Directors also has discretion to accelerate the vesting of an option or a stock appreciation right following a participant’s termination of continuous service or to provide in an award agreement for continued vesting of an option or a stock appreciation right following a termination of continuous service.

Acceptable forms of consideration for the purchase of our Common Stock issued under the 2020 Plan may include cash, payment pursuant to a “cashless” exercise program developed under Regulation T as promulgated by the Federal Reserve Board, Common Stock owned by the participant, payment through a net exercise feature or other approved forms of legal consideration.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Terms of Restricted Stock Awards. Restricted stock awards are awards of shares of our Common Stock. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. A restricted stock award may be granted in consideration for cash, the recipient’s services performed, or to be performed, for us or an affiliate of ours or other form of legal consideration. Shares of our Common Stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our Common Stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards. A restricted stock unit is a right to receive stock or cash (or a combination of cash and stock) equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. When a participant’s continuous service with us or any of our affiliates terminates for any reason, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights. Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in Common Stock share equivalents. The Board of Directors determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Board of Directors.

When a stock appreciation right is exercised, the holder is entitled to an amount equal to the product of (1) the excess of the per share fair market value of our Common Stock on the date of exercise over the strike price, multiplied by (2) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. We may pay the amount of the appreciation in cash or shares of our Common Stock or a combination of both.

The Board of Directors determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if a participant’s continuous service with us, or any of our affiliates, ceases for any reason other than disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of eighteen months in the event of disability and eighteen months in the event of death. The Board of Directors has discretion to extend the term of any outstanding stock appreciation right and to extend the time period during which a vested stock appreciation right may be exercised following a termination of continuous service.

Terms of Performance Awards. The 2020 Plan provides for the grant of performance stock awards and performance cash awards. A performance award may vest or be exercised upon achievement of pre-determined performance goals during a specified period. A performance award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board of Directors.

Corporate Transactions; Changes in Control.

Corporate Transaction. In the event of certain significant corporate transactions, the Board of Directors has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2020 Plan:

●	Arrange for assumption, continuation or substitution of a stock award by a surviving or acquiring entity (or its parent company);
●	Arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our Common Stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);
●	Accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;
●	Arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our Common Stock issued pursuant to a stock award; and
●	Arrange for the surrender of a stock award in exchange for a payment equal to the excess of (1) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (2) any exercise price payable by such holder in connection with such exercise.

The Board of Directors need not take the same action for each stock award.

For purposes of the 2020 Plan, a corporate transaction will be deemed to occur in the event of (1) the consummation of a sale of all or substantially all of our consolidated assets, (2) the consummation of a sale of at least 90% of our outstanding securities, (3) the consummation of a merger or consolidation in which we are not the surviving corporation or (4) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding Common Stock are converted into other property by virtue of the transaction.

Change in Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2020 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant.

Duration, Suspension, Termination and Amendment of the 2020 Plan. The Board of Directors may suspend or terminate the 2020 Plan at any time. Unless sooner terminated by our Board of Directors, the 2020 Plan shall automatically terminate on April 9, 2030, which is the day before the tenth anniversary of the date the 2020 Plan was adopted by the Board of Directors. No awards may be granted under the 2020 Plan while the 2020 Plan is suspended or after it is terminated.

The Board of Directors may amend the 2020 Plan at any time. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. Furthermore, without stockholder approval, the Board of Directors does not have the right or authority (1) to increase the aggregate number of shares of Common Stock (including upon the exercise of incentive stock options) that may be issued under the 2020 Plan, other than in connection with specified capitalization adjustments such as stock splits and stock dividends and the other transactions described above under “Stock Available for Awards,” (2) to amend the provisions in the 2020 Plan relating to a prohibition on the repricing of stock awards, (3) to amend the 2020 Plan in any respect that requires stockholder approval under applicable stock exchange rules or (4) to amend the 2020 Plan in any respect that requires stockholder approval under the Internal Revenue Code of 1986, as amended, or any other applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of September 30, 2021 by (a) each person known by us to own beneficially 5% or more of our outstanding voting shares (i.e. Common Stock), (b) each of our named executive officers listed in the Summary Compensation Table and each of our directors and (c) all executive officers and directors of the Company as a group. As of September 30, 2021, there were 40,063,068 shares of Common Stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Class of Common Stock

Pacific Sequoia Holdings LLC(9)	4,000,000	(3)	10.0%

Roll Energy Investments LLC(11)	3,309,450		8.3%

Michael Zilkha(11)	5,862,355		14.6%

Directors/Named Executive Officers:

Richard Palmer	23,286,604	(4)	39.8%
David R. Walker	355,354	(5)	*
Martin Wenzel	115,000	(6)	*
Noah Verleun	6,915,341	(7)	15%
Ralph Goehring	58,333	(6)	*
Jerald Feitelson	209,225		*
Susan L. Anhalt	5,000	(6)	*
Phyllis E. Currie	5,000	(6)	*
All Named Executive Officers and Directors as a group (8 persons)	30,949,857	(8)	47.54%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each person listed is c/o Global Clean Energy Holdings, Inc., 2790 Skypark Drive, Torrance, California, 90505.
(2)	For purposes of this table, shares of Common Stock are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares of Common Stock are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares upon exercise or conversion of a security within 60 days of September 30, 2021.
(3)	Based on information disclosed in a Schedule 13G jointly filed with the SEC on February 1, 2019 by Pacific Sequoia Holdings LLC (“PSH”), Jeffrey S. Skoll, and GrowthWorks Canadian Fund Ltd. (“GWC”), according to which PSH, Mr. Skoll and GWC share voting and dispositive control over the shares. Jeffrey S. Skoll, as the indirect sole member of PSH, may be deemed to share the power to direct the voting or disposition of the shares on behalf of PSH. The address of PSH and Jeffrey S. Skoll is 250 University Avenue, Palo Alto, CA 94301. The address of GWC is McCarthy Tétrault LLP, Box 48, Suite 5300, Toronto Dominion Bank Tower, Toronto, ON M5K 1E6.
(4)	Includes 7,508,080 shares that may be acquired upon the conversion of the principal balance, plus all accrued interest, under an outstanding convertible promissory note, and 11,000,000 shares that may be acquired upon the exercise of currently exercisable options.
(5)	Includes 215,000 shares that may be acquired upon the exercise of currently exercisable options that were vested as of September 30, 2021.
(6)	Consists of shares that may be acquired upon the exercise of options.
(7)	Includes 6,139,255 shares that may be acquired upon the exercise of currently exercisable options.
(8)	Includes (i) 17,537,588 shares that may be acquired upon the exercise of currently exercisable options and (ii) 7,508,080 shares that may be acquired upon the conversion of the principal balance, plus all accrued interest, under an outstanding convertible promissory note.
(9)	250 University Avenue, Palo Alto, CA 94301
(10)	11444 West Olympic Boulevard, 10th Floor, Los Angeles, California 90064
(11)	1001 McKinney, Suite 1900, Houston TX 77002

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information regarding our equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders 2020 Equity Incentive Plan	1,054,500	$0.844	945,000
Equity compensation plans approved by security holders 2010 Equity Incentive Plan (1)	100,000	$0.533	—
Equity compensation plans not approved by security holders Non-Qualified Stock Options (2)	18,075,714	$0.191	N/A
Total	19,230,214	—	—

(1)	The 2010 Equity Incentive Plan has expired, and no additional options or awards can be granted under this plan.
(2)	Represents options to purchase Common Stock issued to officers and consultants pursuant to various employment and consulting agreements.

PROPOSAL III – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021. We are submitting the appointment of Grant Thornton to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding this appointment of Grant Thornton as our independent registered public accounting firm, and even if our stockholders ratify that appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our 2021 fiscal year or thereafter if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.

If our stockholders do not ratify the appointment of Grant Thornton, our Audit Committee may reconsider the appointment.

Change in Independent Registered Public Accounting Firm.

Previous Independent Registered Public Accounting Firms

Hall & Company and Macias, Gini & O’Connell, LLC. Since 2015, Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall & Company”) has served as our independent registered public accounting firm. Effective January 1, 2021, Hall & Company merged with and into Macias, Gini & O’Connell, LLC (“MGO”). In the merger, Hall & Company’s audit operations and the professional staff of Hall & Company joined MGO as employees of MGO. Accordingly, effective January 8, 2021, Hall & Company resigned as the Company’s independent registered public accounting firm and MGO became the Company’s independent registered public accounting firm. This change in our independent registered public accounting firm was approved by our Board of Directors on January 8, 2021.

The principal accountant’s reports of Hall & Company on the consolidated financial statements of the Company as of and for the years ended December 31, 2019, 2018, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2019, 2018, 2017 and 2016, and through January 8, 2021, there were no disagreements with Hall & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Hall & Company’s satisfaction would have caused it to make reference thereto in connection with its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2019, 2018, 2017 and 2016, and during the period from the end of the most recently audited fiscal year through January 8, 2021, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2019, 2018, 2017 and 2016, and through January 8, 2021, the Company did not consult with MGO with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

Grant Thornton LLP. In 2021, the Company conducted a process to determine our independent registered public accounting firm for our fiscal year ending December 31, 2021. The Company invited several independent registered public accounting firms to participate in this process. As a result of this process, effective October 5, 2021, the Audit Committee (i) dismissed MGO as the Company’s independent registered public accounting firm and (ii) approved the engagement of Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. As described above, MGO served as the Company’s independent registered public accounting firm since January 8, 2021, following MGO’s merger with Hall & Company.

MGO’s report on our consolidated financial statements for our fiscal year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Hall & Company audited our consolidated financial statements for the fiscal year ended December 31, 2019.

During the Company’s fiscal years ended December 31, 2020 and 2019, and through October 5, 2021: (i) there were no disagreements between the Company and MGO (or between the Company and Hall & Company) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MGO’s satisfaction (or to Hall & Company’s satisfaction), would have caused it to make reference to the subject matter of the disagreements in connection with any reports on the consolidated financial statements for such years; and (ii) there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services and other services that were rendered to the Company by Hall & Company or MGO for our fiscal years ended December 31, 2020, and 2019, respectively.

	2020	2019

Audit fees:	$165,000		$220,000
Audit related fees:	$—		$—
Tax fees:	$—		$—
All other fees:	$2,650	$
Total	$167,650		$220,000

In the above table, “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal years ended December 31, 2020, and 2019, and review of consolidated financial statements included in its quarterly reports on Form 10-Q and for services that are normally provided in connection with regulatory filings. “Audit-related fees” represent fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements and that are not reported under the “audit fees” category. “Tax fees” are fees for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies and Procedures

During 2020 and 2019, the Company only had three and two directors, respectively, one of whom represented the Company’s sole member of the Audit Committee. Because of the size of the Board and a one-member Audit Committee, all of the audit-related services and other services described in the above table were pre-approved by our Board, including the sole member of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS

Stockholder Nominations for Board of Directors. Stockholders may nominate persons to be elected as directors of the Company or present proposals to the Company for inclusion in our proxy statement prepared in connection with our annual meeting of stockholders to be held in the fiscal year ending December 31, 2022 (the “Next Annual Meeting”).

Stockholders may nominate persons to be elected as directors of the Company, or present other proposals, to be considered at annual meeting of stockholders, whether or not such proposals are for inclusion in our proxy materials. Pursuant to our Bylaws, in order to timely submit such a proposal for consideration at the Next Annual Meeting (whether or not such proposal is for inclusion in our proxy materials), your written proposal must be received by our Secretary at our principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting (i.e., the 2021 Annual Meeting), which is no later than June 6, 2022. To be in proper written form, such stockholder’s notice shall set forth: (1) as to each person that the stockholder proposes to nominate for election as a director, all information relating to such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder and such beneficial owner; and (iii) if applicable, any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this proxy statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this proxy statement was delivered, the Company shall promptly deliver a separate copy of this proxy statement to such stockholder. Written requests should be made to Global Clean Energy Holdings, Inc., 2790 Skypark Drive, Suite 105, Torrance, California 90505, Attention: Corporate Secretary, and oral requests may be made by calling the Company at (310) 641-4234. In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number. Stockholders sharing an address who are receiving multiple copies of this proxy statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above or calling the number above.

OTHER MATTERS

Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope to ensure your representation at the Annual Meeting.

WHERE YOU CAN FIND MORE INFORMATION

Our consolidated financial statements for our fiscal year ended December 31, 2020, are included in our 2020 Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our Annual Report are posted on our website at www.gceholdings.com and are also available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to the Corporate Secretary, at:

Global Clean Energy Holdings, Inc.

2790 Skypark Drive, Suite 105

Torrance, California 90505

Attention: Corporate Secretary

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY PRIOR TO THE ANNUAL MEETING, BY EXECUTING A LATER DATED PROXY AND DELIVERING IT TO COMPANY’S CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,

RICHARD PALMER
Chief Executive Officer

October 6, 2021

Global clean energy

<Shareholder Name>
<Shareholder Address1>
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Control #: 0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Voting Instructions

You can vote by Internet or Telephone!

Instead of mailing your proxy, you may choose one of the three voting options outlined below.

VOTE BY INTERNET – www.colonialstock.com/*GlobalCleanEnergy2021*

- You can view the Global Clean Energy Holdings, Inc. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 05:00 P.M. MT on November 16, 2021. You will need the control number at the left in order to do so.
- Follow the instructions on the secure website to complete your vote.

VOTE BY PHONE – 877-285-8605

- You may vote by phone until 05:00 P.M. MT on November 16, 2021.
- Please have your notice and proxy card in hand when you call.

VOTE BY MAIL

- If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided.

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Richard Palmer and Ralph Goehring, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of Global Clean Energy Holdings, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's refinery at 6451 Rosedale Highway, Bakersfield, California 93308 10:00 A.M., local time, and directs that the Shares represented by this Proxy shall be voted as indicated below:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________

Nominees:
1) Richard Palmer
2) David R. Walker
3) Martin Wenzel
4) Susan L. Anhalt
5) Phyllis E. Currie

	For	Against	Abstain
2. Proposal 2: To approve, by non-binding advisory vote, the compensation of our named executive officers	☐	☐	☐
3. Proposal 3 To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2, and 3. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1, 2, and 3.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

Signature	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Wednesday, November 17, 2021

NAME
ADDRESS1
ADDRESS2
COUNTRY

Control #: XXXXXXXXXX

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, GLOBAL CLEAN ENERGY HOLDINGS, INC. has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2, and 3.

1. ELECTION OF DIRECTORS

1. Richard Palmer	2. David R. Walker	3. Martin Wenzel
4. Susan L. Anhalt	5. Phyllis E. Currie	

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

HOW TO ACCESS THE PROXY MATERIALS

The proxy statement and annual report to security holders are available online at: www.colonialstock.com/globalcleanenergy2021

HOW TO VOTE

BY INTERNET www.colonialstock.com/globalcleanenergy2021
On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE 877-285-8605

BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605.

IN PERSON Vote in person at the meeting.

MEETING INFORMATION

Meeting Type:	Annual Meeting
Meeting Date:	November 17, 2021 10:00 AM Pacific
Meeting Location:	Company's refinery 6451 Rosedale Highway Bakersfield, California 93308

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: November 07, 2021

1. By Phone: (877) 285-8605
2. By Internet: www.colonialstock.com/globalcleanenergy2021
3. By Email annualmeeting@colonialstock.com

If requesting materials by email, please include the control number listed above with your request.